TIDAL TRUST I 485BPOS

EXHIBIT 99.(i)(xxxvi)

833 EAST MICHIGAN STREET, SUITE 1800 MILWAUKEE, WISCONSIN 53202-5615 TEL 414.273.3500 FAX.414.273.5198 WWW.GKLAW.COM

January 26, 2026

Tidal Trust I

234 West Florida Street, Suite 203

Milwaukee, Wisconsin 53204

Ladies and Gentlemen:

We consent to the incorporation by reference in this Registration Statement of our opinion dated November 9, 2020, regarding the sale of an unlimited number of shares of beneficial interest of the Gotham Enhanced 500 ETF, our opinion dated June 3, 2022, regarding the sale of an unlimited number of shares of beneficial interest of the Gotham 1000 Value ETF, and our opinion dated November 1, 2023, regarding the sale of an unlimited number of shares of beneficial interest of the Gotham Short Strategies ETF, each a series of Tidal Trust I (formerly, Tidal ETF Trust). In giving this consent, however, we do not admit that we are experts or within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.